Exhibit 3.4

BY - LAWS

OF

BLOUNT, INC.

A DELAWARE CORPORATION

i

ii

iii

BY-LAWS OF

BLOUNT, INC.

A DELAWARE CORPORATION

ARTICLE I

OFFICES

Section 1.                    Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                    Additional Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require, including, without limitation, in the City of Montgomery, Alabama.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                    Place of Meeting.  All meetings of the stockholders for the election of directors shall be held in the City of Montgomery, Alabama, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Alabama or the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2.                    Annual Meetings.  Annual meetings of stockholders, commencing with the year 1996, shall be held on the fourth Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 3.                    Notice of Annual Meetings.  Unless otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.                    List of Stockholders.  The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.                    Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation may be called by the chairman of the board, the chief executive officer, or the president and shall be called by the chairman of the board, the chief executive officer, the president or the secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning shares of the capital stock of the corporation entitled to cast a majority of the votes entitled to be cast by stockholders of the corporation entitled to vote on the matters to be considered at the special meetings.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.                    Notice of Special Meetings.  Unless otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.                    Business at Special Meetings.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.                    Inspectors of Elections; Opening and Closing the Polls.  The board of directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors of elections, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.  The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the date and time of the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 9.                    Quorum.  The holders of shares of the capital stock of the corporation entitled to cast a majority of the votes entitled to be cast by stockholders of the corporation entitled to vote on the matters to be considered thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  At any meeting of stockholders, whether annual or special, or any adjournment thereof, including any such meeting at which a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.              Voting.  When a quorum is present at any meeting, the vote of the holders of stock entitled to cast a majority of the votes entitled to be cast by the holders of stock having voting rights present in person or represented by proxy at such meeting shall decide any question, other than the election of directors, brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.  All elections of directors by the stockholders of the corporation shall be by plurality vote of the class or classes of stock entitled to elect such directors.

Section 11.              Proxies.  Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 12.              Action by Consent.

(a)                                  Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b)                                 Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation in the manner required by paragraph (a) of this Section 11, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner provided in said paragraph (a).

(c)                                  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.                    Number and Term.  The number of directors which shall constitute the whole board shall be not less than three nor more than fourteen, the exact number to be determined from time to time by resolution of the board of directors.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until such director’s successor is elected and qualified.  Directors need not be stockholders.

Section 2.                    Vacancies; Removal.  Except as otherwise provided in the certificate of incorporation, (i) vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; and (ii) whenever the holders of any class or classes of stock or series thereof are entitled to elect one (1) or more directors by the certificate of incorporation, vacancies and newly created directorships to be elected by such class or classes or series may be filled by a majority of the directors elected by such class or classes or such series thereof then in office, or by a sole remaining director so elected.  Any of the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.  Any director of the corporation may be removed from office at any time with or without cause, by the holders of shares entitled to cast a majority of votes then entitled to be cast at an election of directors; provided that, whenever the holders of any class or classes of stock or series thereof are entitled to elect one (1) or more directors by the provisions of the certificate of incorporation, a director of the corporation elected or to be elected by the holders of a class or series may be removed from office at any time with or without cause, by the holders of a majority of the outstanding shares of that class or series and not by the vote of the outstanding shares as a whole.

Section 3.                    Powers.  The business and operations of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4.                    Place of Meetings.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.                    Annual Meetings.  The first meeting of each newly elected board of directors shall be held at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the board of directors to hold such meeting at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.                    Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.                    Special Meetings.  Special meetings of the board may be called by the chairman of the board, the chief executive officer or the president on one days’ notice to each director, delivered in the manner provided in Section 2 of Article IV of these by-laws; special meetings shall be called by the chairman of the board, the chief executive officer, the president or the secretary in like manner and on like notice upon the written request of two directors.

Section 8.                    Quorum; Telephone Meetings.  At all meetings of the board, one-third of the directors then constituting the total number of the board, but not less than three directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any director may participate in any meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to the provisions of this Section 8 shall constitute presence in person at such meeting.

Section 9.                    Action by Consent.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10.              Committees.

(a)                                  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise the powers and authority of the board of directors in the management of the business and operations of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, or any successor provision thereto, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, or any successor provision thereto.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

(b)                                 In furtherance of, and not in limitation of, the provisions of paragraph (a) of this Section 10, the board of directors shall have the following standing committees: Executive Committee, Audit Committee, Finance Committee, Compensation and Management Development Committee and Acquisition Committee.  Except as hereinafter set forth in this paragraph (b), the members and chairman of each of the standing committees of the board of directors shall be established by the board of directors at its annual meeting each year.

(i)                                     Executive Committee.  The Executive Committee shall exercise all of the authority and powers of the board of directors of the corporation to the extent permitted by law, including the right to appoint special committees of the board of directors, during the intervals between meetings of the board of directors of the corporation.  Unless the board of directors determines otherwise, the chairman of the board of the corporation shall be chairman of the Executive Committee.

(ii)                                  Audit Committee.  The duties of the Audit Committee shall be to (A) recommend annually to the board of directors the appointment of the independent auditors of the corporation, (B) review the professional services, proposed fees and independence of such auditors, (C) review the annual audit plans of such auditors and the internal audit staff of the corporation, (D) monitor the activities of the independent auditors and the internal audit staff of the corporation, (E) perform such other functions as may from time to time be prescribed for such committee by the board of directors and (F) report on such activities to the board of directors of the corporation.  All of the members of the Audit Committee shall be directors who are not employees of the corporation.

(iii)                               Finance Committee.  The duties of the Finance Committee shall be to (A) approve the corporation’s funding policy for its retirement plans, (B) approve actuarial assumptions for the retirement plans, (C) approve the selection and termination of investment managers, trustees, independent auditors and actuaries for the retirement plans, (D) approve the investment policy, asset allocation guidelines, objectives, constraints, and restrictions, as appropriate, issued to investment managers and trustees, (E) approve operating procedures and safeguards as required to prohibit transactions not authorized under the Employee Retirement Income Security Act of 1974, (F) approve the consolidation, merger, or transfer of retirement plan assets or liabilities to or from one plan to another, (G) approve reports with regard to retirement plans prepared by the trustees, the independent auditors, investment managers or consultants and the actuaries, (H) perform such other functions as may from time to time be prescribed for such committee by the board of directors and (I) report on such activities to the board of directors of the corporation.  All the members of the Finance Committee shall be directors who are not employees of the corporation.

(iv)                              Compensation and Management Development Committee.  The duties of this committee shall be to (A) approve compensation philosophy and guidelines for the corporation’s executive and managerial employees, (B) establish a total compensation range for the chairman of the board, the chief executive officer and the president and appraise the performance of said officers on a timely basis, (C) approve salaries and changes in salaries of officers of the corporation and presidents of its divisions and subsidiaries or other executives as such committee may deem appropriate, (D) approve the participants, annual financial or other incentives and amounts to be paid under the target incentive plan of the corporation, (E) review and recommend to the board of directors of the corporation any new executive incentive or stock option plans or additions to or revisions of such existing plans and approving any awards of options granted under such plans, (F) review from time to time the corporation’s management resources and executive personnel planning, development and selection process, (G) perform such other functions as may from time to time be prescribed for such committee by the board of directors, and (H) report on such activities to the board of directors of the corporation.

(v)                                 Acquisition Committee.  The duties of this committee shall be to review and approve any acquisition proposed by management and report on such activities to the board of directors of the corporation.

Section 11.              Minutes of Committees.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 12.              Compensation.  Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings or such other compensation as shall be determined by the board of directors.

Section 13.              Conflict of Interest.

(a)                                  No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because such director or directors or officer or officers are present at or participates in the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or solely because such director’s or directors’ votes are counted for such purpose, if (1) the material facts as to such director’s or directors’ relationships or interests and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to such director’s or directors’ relationships or interests as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

NOTICES

Section 1.                    Notice to Stockholders.  Whenever, under the provisions of applicable law or of the certificate of incorporation or of these by-laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice only, but such notice may be given in writing, by mail, addressed to such stockholder, at such stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 2.                    Notice to Directors.  Whenever, under the provisions of applicable law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director, it shall be delivered by the chairman of the board, the chief executive officer, the president or the secretary to such director within the time provided in Section 7 of Article III of these by-laws.  Such notice either (i) may be in writing (A) delivered personally, (B) delivered by mailing to a director at such director’s address as it appears in the records of the corporation, (C) delivered by telecopier or other means of electronic facsimile transmission, (D) delivered by telegram or (E) delivered by overnight mail or courier service to a director at such director’s address as it appears in the records of the corporation, or (ii) may be oral given either in person or by telephone.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid at least five (5) days prior to the date on which such notice is required to be given.  If by telecopier or other electronic means of facsimile transmittal, such notice shall be deemed delivered upon completion of transmittal from the sender thereof, provided that it shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director.  If by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, provided that the notice shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director.  If by overnight mail or courier service, such notice shall be deemed delivered on the date such notice is scheduled to be delivered by such overnight mail or courier service following deposit of such notice with such overnight mail or courier service, so addressed, with delivery charges therefor paid by the sender thereof.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in any notice of such meeting.

Section 3.                    Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws to a stockholder or director, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation.

ARTICLE V

OFFICERS

Section 1.                    Officers.  The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board and a president, one of whom shall be designated by the Board of Directors to be the chief executive officer of the corporation, a vice president, a secretary, a treasurer and a controller.  The board of directors may also choose one or more vice chairmen of the board, a chairman of the executive committee, additional vice presidents, one or more of whom may be designated as executive or senior vice presidents, and one or more assistant secretaries and assistant treasurers.  The board of directors shall also designate which officer shall serve as the chief operating officer (if any), the chief financial officer and such other special officers as the board of directors shall deem necessary.  Any number of offices may be held by the same person unless the certificate of incorporation otherwise provides.

Section 2.                    Additional Officers.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3.                    Compensation.  The salaries and other compensation of the chairman of the board, the chief executive officer and the president of the corporation, and of such other persons as the board of directors may determine, shall be fixed by the board of directors.

Section 4.                    Term of Office; Removal; Vacancies.  The officers of the corporation shall serve at the pleasure of the board of directors and shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.  Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5.                    Duties of Officers.  The officers of the corporation, if and when elected by the board of directors of the corporation, shall have the following duties:

(a)                                  CHAIRMAN OF THE BOARD.  The chairman of the board shall preside at all meetings of the stockholders and of the board of directors, and shall be a senior executive officer of the corporation responsible to the board of directors for the direction and development of the corporation, for oversight responsibility on all activities in which the corporation may engage, and shall work with the other executives to insure that the policies and objectives of the corporation are achieved.  The chairman of the board shall advise and counsel with the other officers of the corporation on any and all activities in which the corporation may engage, and shall perform such other duties as may be assigned to such officer by the board of directors.  The chairman of the board may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  In general, the chairman of the board shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors.

(b)                                 CHIEF EXECUTIVE OFFICER.  The chief executive officer of the corporation shall report to the board of directors of the corporation and, if requested by the board of directors, to the chairman of the board.  He shall have general and active management and control of the business and operations of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In general, the chief executive officer shall perform all duties incident to the office and position of chief executive officer and such other duties as may be from time to time prescribed by the board of directors.

(c)                                  CHAIRMAN OF THE EXECUTIVE COMMITTEE.  The chairman of the executive committee, if any, shall preside at all meetings of the executive committee and otherwise serve as a senior executive officer of the corporation responsible to the board of directors.  The chairman of the executive committee, if not the chairman of the board, will work closely with the chairman of the board in the direction and development of the corporation.

(d)                                 PRESIDENT.  The president shall have general and active management of such areas and divisions of the business of the corporation as may be designated by the board of directors or by the chief executive officer.  The president of the corporation, if not the chief executive officer, shall carry into effect the orders of the chief executive officer.  The president may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chief executive officer.

(e)                                  VICE PRESIDENTS.  The vice presidents shall perform such duties and have such powers as the chief executive officer may from time to time prescribe.

(f)                                    SECRETARY.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chairman of the board, the chief executive officer or the president, under whose supervision the secretary shall be.  The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

(g)                                 ASSISTANT SECRETARIES.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

(h)                                 CHIEF FINANCIAL OFFICER.  The chief financial officer, if any, shall be a vice president and shall act in an executive financial capacity.  The chief financial officer shall assist the chairman of the board, the chief executive officer and the president in the general supervision of the corporation’s financial policies and affairs and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer or the president may from time to time prescribe.

(i)                                     CONTROLLER.  The controller shall be the principal accounting officer of the corporation and shall, subject to the direction and supervision of the chief financial officer of the corporation, if any, have management supervision over the accounting procedures, practices and records of the corporation and its subsidiaries.  The controller shall be responsible for the preparation of consolidated financial statements of the corporation and its subsidiaries.  The controller shall be empowered to require from the officers or agents of the corporation or its subsidiaries reports or statements giving such information as the controller may desire with respect to the preparation of financial statements.  The controller shall perform such other duties and shall have such other powers as the board of directors, the chief executive officer, the president or the chief financial officer may from time to time prescribe.

(j)                                     ASSISTANT CONTROLLER.  The assistant controller, or if there shall be more than one, the assistant controllers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the controller or in the event of the controller’s inability or refusal to act, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

(k)                                  TREASURER.  The treasurer shall, subject to the direction and supervision of the chief financial officer of the corporation, if any, exercise general supervision over the receipt, custody and disbursement of corporate funds.  The treasurer shall cause the funds of the corporation to be deposited in such banks as may be authorized by the board of directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the board of directors.  The treasurer shall perform such other duties and shall have such other powers as the board of directors, the chief executive officer, the president or the chief financial officer may from time to time prescribe.

(l)                                     ASSISTANT TREASURERS.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.                    Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or a vice chairman of the board of directors or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder of stock in the corporation.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                    Signatures.  Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.                    Lost, Stolen or Destroyed Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.                    Transfer of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.                    Record Date.

(a)                                  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner provided by Section 12(a) of Article II hereof.  If no record date has been fixed by the board of directors and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c)                                  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.                    Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

INDEMNIFICATION

Section 1.                    Indemnification.  The corporation shall indemnify, and in connection with such indemnification may advance expenses to, any person who is or was a director, officer, employee or agent of the corporation, and any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law, including without limitation the General Corporation Law of the State of Delaware.  If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these by-laws, then the corporation shall indemnify such persons to the fullest extent permitted by law as or in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.  The indemnification and advancement of expenses pursuant to this Article VII shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these by-laws, the certificate of incorporation, any separate contract or agreement or applicable law.

Section 2.                    Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under applicable law.

Section 3.                    Survival of Right.  Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.                    Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                    Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.                    Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4.                    Fiscal Year.  The fiscal year of the corporation shall, until otherwise determined from time to time by resolution of the board of directors, begin on the first day of March of each year and end on the last day of the next succeeding February.

Section 5.                    Seal.  The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.                    Contracts.  The board of directors may authorize any officer, agent or employee to enter into any contract, instrument or agreement on behalf of the corporation, and the authority granted may be general or confined to specific instances.  Except as provided in this section or as authorized by the board of directors, no officer, agent, or employee, other than the chairman of the board, the chief executive officer, the president, any vice president, the secretary or the treasurer, shall have any power or authority to bind the corporation by any contract, instrument or agreement, to pledge its credit, or to render it liable, for any purpose or any amount.

Section 7.                    Voting of Corporation’s Securities.  Unless otherwise ordered by the board of directors, the chairman of the board, the chief executive officer, the president or any vice president, or such other officer as may be designated by the board of directors to act in the absence of such persons, shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the corporation may hold securities, or to execute in the name of the corporation actions by written consent in lieu of the holding of such meetings, and at such meetings the chairman of the board, or such other officer of the corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present.  The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the chairman of the board, or such other officer, and attest the same.  The board of directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 1.                    Procedure.  These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.